SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

☐ Definitive Information Statement

CHINA GINSENG HOLDINGS, INC.

(Name of Registrant as Specified in Charter)

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NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT

OF MAJORITY STOCKHOLDERS WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

This Information Statement is first being mailed on or about December 15, 2015 to the holders of record of the common stock, par value $0.001 per shares (the “Common Stock”) of China Ginseng Holdings, Inc. a Nevada corporation (“CSNG” , “ the Company” , “ we ” or “ us ”) as of the close of business on December 4, 2015 (the “Record Date”). This Information Statement relates to the following actions to be taken by the written consent (the “Written Consent”) of our stockholders holding of a majority of our voting power (the “Majority Stockholders”):

(i)	to amend our Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 50,000,000 shares to 500,000,000 shares of Common Stock and add 50,000 shares of Preferred Stock (the “Amendment”);

The accompanying information statement, which describes the Amendment in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Under Nevada law and our Articles of Incorporation and By-Laws, stockholder actions may be taken by written consent in lieu of a special meeting. Accordingly, the above-described actions by our Board of Directors and written consent of our majority stockholder are sufficient under Nevada law, our Articles of Incorporation and our By-Laws. Accordingly, your consent is not required, and is not being solicited in connection with the approval of the Actions.

Our Board of Directors has fixed the close of business on December 4, 2015 as the record date for the determination of stockholders entitled to notice of the action by written consent.   The Definitive Information Statement will be mailed on or about December 15, 2015 to stockholders of record on the Record Date. The Amendment will become effective when we file the Certificate of Amendment (the “Amendment”) with the Secretary of State of the State of Nevada, twenty (20) calendar days after the Definitive Information Statement is filed and mailed to the stockholders of record.

No action is required by you to effectuate this action. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO INCREASE OUR AUTHORIZED COMMON STOCK AND THE AMENDMENT.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

FOR THE BOARD OF DIRECTORS

/s/ Guoqin Yin
Guoqin Yin Chief Executive Officer and
Chairman of the Board of Directors

Dated: December 4, 2015

CHINA GINSENG HOLDINGS, INC.

64 Jie Fang Da Road, Ji Yu Building A, Suite 1208

Changchun City, China, 130022

011-86-4318-5790-039

INFORMATION STATEMENT

December 4, 2015

CONCERNING CORPORATE ACTIONS AUTHORIZED BY WRITTEN

CONSENTS OF STOCKHOLDERS

China Ginseng Holdings, Inc. (“CSNG,” “the Company,” “we” or “us”) is furnishing this information statement to you to provide a description of actions taken by our Board of Directors and by the holders of a majority of our outstanding shares of common stock in accordance with the relevant Nevada law.

This information statement is being mailed on or about December 15, 2015 to stockholders of record on December 4, 2015 (the “Record Date”). The information statement is being delivered only to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO INCREASE THE SHARES OF OUR AUTHORIZED COMMON STOCK AND THE AMENDMENT. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL INFORMATION

This Information Statement is being mailed or otherwise furnished to our stockholders by the Board to notify the Action that the holder of a majority of our outstanding voting stock have approved by written consent in lieu of a special meeting.

Our Board has determined that the close of business on December 4, 2015 was the record date (“Record Date”) for the stockholders entitled to this notice and Information Statement.

No Appraisal Rights

Under the Nevada Corporate Code dissenting stockholders will not have rights to appraisal in connection with the Action discussed in this Information Statement.

Proxies

No proxies are being solicited.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Hunter Taubman Fischer LLC on behalf of China Ginseng Holdings, Inc. 1450 Broadway 26th Floor, New York, NY 10018.  Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

Stockholders Entitled to Vote

As of the Record Date, 44,397,297 shares of our common stock were issued and outstanding.

Each share of our common stock is entitled to one vote on all matters submitted to the holders of our common stock for their approval. The consent of the holders of a majority of the outstanding shares of our common stock (the “Stockholder Approval”) was necessary to authorize the Actions.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

PROPOSAL I

INCREASE IN AUTHOIRZED SHARES OF COMMON STOCK TO 500,000,000 SHARES

AND ADD AUTHORIZED SHARES OF PREFERED STOCK TO 50,000,000 SHARES

Overview

The Board of Directors has adopted and a majority of the Stockholders have approved by written consent an amendment to our Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the total number of authorized shares of common stock of the Company from 50,000,000 shares to 500,000,000 shares (the “ Amendment ”).

The Purpose and Effect of the Amendment

Our current Certificate of Incorporation authorizes us to issue up to a total of 50,000,000 shares of common stock. As of the Record Date, there were 44,397,297 shares of common stock outstanding. Additionally, as of the Record Date, there is a Series A Convertible Debenture (the “Series A Note”)which is convertible into 4,000,000 shares of the Company’s common stock at a price of $0.40 per share issued in connection with a private placement of $1,600,000 the Company closed on July 21, 2015 (the “Series A Note Offering”).

Once the Amendment is effective, we will be authorized to issue up to a total of 500,000,000 shares of common stock and 50,000,000 shares of preferred stock.

As indicated in the accompanying financial statements for the three months ended September 30, 2015, the Company had net losses of $750,623 and $571,193 for the three months ended September 30, 2015 and 2014, respectively, and an accumulated deficit of $18,824,452 and working capital deficit of $15,480,831 at September 30, 2015, and there are existing uncertain conditions the Company foresees relating to its ability to obtain working capital and operate successfully. Management’s plans include raising capital through debt and equity offerings to fund future operations and restructuring its businesses to generate revenue. Failure to raise adequate capital and generate adequate sales revenue could result in the Company having to curtail or cease operations. There can be no assurance that we will be able to obtain additional financing to continue operations at current levels or that if obtainable, such financing will be on terms that are advantageous to the Company and our stockholders. At this time we do not have any definitive agreements in place, but if and when we are able to conduct a financing or business transaction, having additional authorized capital available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a shareholder vote or meeting.

Furthermore, the Company has contractual obligations to maintain certain reserve levels for specific investments, which obligations we may not be able to meet if we do not increase our authorized capital. As of the Record Date, the Company has 4,000,000 convertible notes outstanding.

Due to the above, the Board of Directors has determined that it is in the best interest of the Company to increase the number of authorized shares of common stock and add the number of authorized shares of preferred stock to ensure that the Company has the flexibility to pursue future opportunities, including public or private offerings of shares for cash, acquisitions of other companies, pursuit of financing opportunities, stock options and other employee incentives, and other valid corporate purposes.  None of the Company’s directors or executive officers has a direct personal or financial interest in increasing the number of authorized shares of common stock.

Although the increase in the authorized number of shares of common stock and adding authorized shares of preferred stock will not, in and of itself, have any immediate effect on the rights of our shareholders, any future issuance of additional shares of common stock and conversion of preferred stock could affect our shareholders in a number of respects, including by diluting the voting power of the current holders of our common stock and by diluting the earnings per share and book value per share of outstanding shares of our common stock at such time.  Once effective, the Board of Directors will have the authority to issue authorized shares of common stock, and designate and issue new classes of preferred stock, without requiring any further approval from our common or preferred shareholders.   The issuance of additional shares of common stock could adversely affect the market price of our common stock.  Moreover, if we issue securities convertible into common stock, the holders of our common stock may suffer significant dilution.  However, our Board of Directors  believes that it is in the best interest of the Company and our shareholders to  have additional shares of common stock and shares of preferred stock authorized and available for issuance or  reservation on an as-needed basis without the delay or expense of seeking  shareholder approval (unless required by law). The Board of Directors believes that it is in the best interests the Company and its shareholders to have the flexibility to raise additional capital or to pursue acquisitions to support our business plan.

The proposed increase in the authorized number of shares of common stock could have a number of effects on the Company’s shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, including instances where the independent shareholders of the Company favor a transaction paying an above-market premium for shares of the Company’s stock. Similarly, the issuance of additional shares to certain  persons allied with the Company’s management could have the effect of making it  more difficult to remove the Company’s current management by diluting the stock  ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this action is not being taken with the intent that it be utilized as a type of anti- takeover device.

The Amendment will effect a change in the number of authorized shares of our common stock and add authorized shares of preferred stock. However, the Amendment will not result in any change in our business, assets, liabilities or net worth (other than as a result of the costs incident to the amendment, which are immaterial). The rights and preferences of the outstanding shares of the common stock will remain the same. Our management, including all directors and officers, will remain the same after the Amendment.

Based on the facts stated above, the Board of Directors considers the Amendment to be in the best interests of the Company and its stockholders. Other than the issuance of common shares upon the conversion of the Series A Note, which the holder may do at any time prior to the Series A Note’s maturity, we do not currently have any agreements or other commitments to issue any shares of common stock.

Series A Note Offering

On July 21, 2015 (the “Closing Date”), in connection with a security purchase agreement ( the “Purchase Agreement”) between the Company and an investor (the “Investor”), we closed a private placement (the “Offering”) to sell a Series A Note for a price of $1,600,000. The Series A Note is convertible into 4,000,000 shares of our common stock at a price of $0.40 per share (the “Offering”). The Series A Offering was made in reliance upon the exemption from securities registration afforded by Regulation S. .

Series A Note

On the Closing, we issued a Series A Note that is convertible into 4,000,000 shares of Common Stock. The Series A Note will, by its principal terms,

(a)	Carry no interest;

(b)	Mature on the thirty six (36) month anniversary of the Closing (the “Maturity Date”)

(c)	At the holder’s request, convert at any time after the issuance until the Maturity Date into shares of Common Stock at an initial conversion price of $0.40 per share, subject to adjustment pursuant to the terms of the Series A Note; and

(d)	Carry a prepayment clause pursuant to which we may repurchase all or a portion of the outstanding Series A Note in cash for 100% of the face value on ten (10) business days’ notice at any time after the twelve (12) month anniversary of the Closing; provided that the holder shall have the right to convert the Series A Note within five (5) business days after written notice of such prepayment.

Effect on Outstanding Shares

The rights and preferences of the outstanding shares of the common stock will remain the same should the Amendment occur. The ownership percentages of the holders of the Company’s issued and outstanding Common Stock will not change as a result of the Amendment.

The increase in the number of authorized shares of our Common Stock and adding in authorized shares of preferred stock will permit the Board to issue authorized and unissued shares without further stockholder action (except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which our securities may be listed or traded). The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the then outstanding shares of our Common Stock. At this time, the Company does not have any specific agreements or arrangements to acquire any business or engage in a similar transaction or otherwise to issue additional shares of the Company’s Common Stock.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). As these reports contain certain other information, including financial statements and management's discussion and analysis of financial condition, we encourage you to read them.

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended June 30, 2015; and,
2.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

The Company shall provide, without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one (1) business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the Information Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Information Statement incorporates), and the address and telephone numbers to which such a request is to be directed.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our Company since July 1, 2014 being the commencement of our last completed financial year; and

2.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled "Security Ownership of Certain Beneficial Owners and Management."

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 50,000,000 shares of Common Stock, par value $0.001 per share, of which 44,397,297 shares are outstanding as of December 4, 2015, the Record Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on the Record Date by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of December 4, 2015. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of December 4, 2015 is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Notwithstanding the foregoing, because the Series M Preferred Stock votes on as converted basis with the Common Stock, we have included the owners of such stock in this table. Accordingly, we calculate beneficial ownership for purposes of this table as follows:

A + B
X + B

Where:

A = individual’s current holders of common stock

B = number of shares of common stock individual may own within 60 days

X= number of common stock currently outstanding.

			Percentage
			of
	Number of		outstanding
	Shares of		shares of
	Common		Common
Name and Address of Beneficiary Owner	Stock		Stock

Ouyang, Qing	500,000		1.13%
19-5-402
Tiantongyuanxisanqu
Changping District
Beijing, China
Changchun City, China

Sun, Hui	150,000		.34%
4 Yuhuangwei
Longquan Street
Dongchang District
Tonghua, Jilin, China

Zhang, Yuxiang	35,000		.08%
20-1-8 Yishou Rd
Meihekou, Jilin
China

Song, Jiankun	550,000		1.24%
502, 3-1- Wenhuiyuan
Honglianancun
Haiding District
Beijing China

Yin, Guoqin [1]	4,000,000	[2]	9.00%
No.31 Dongmao Kuangli,
Fangxian Town,
Danyang City, Jiangsu Province, China

Ren, Ying	0		0
Zhizhong Road,
Nanguan District,
Changchun City,
Jilin, China

Cai, Xiaohua	50,000		0.11%
2605A Time Int’l Bldg
6 Shuguangxili
Zhaoyang Dist, Beijing
China

All officers and directors as a group [8 persons]	5,285,000		11.90%

Wang Lianhua [3]	2,513,749		5.66%
No1, Building 6
Sun Village Century Living,
West 3 Blvd.
Kuancheng District
Changchun City, ChinaT

Changchun City, Jilin

Liu, Changzhen	10,100,200	[4]	22.75%
No 23-6 Hongqi Street,
Zhaoyang District,
Changchun City,
China

[1] Mr. Yin was appointed as the Company’s Chairman, Director and Chief Executive Officer on August 19, 2015.

[2] Mr. Yin holds 100% equity interest of a PRC entity that purchased a Series A Convertible Debenture on July 21, 2015 at a price of $1,600,000, convertible into 4,000,000 shares of Common Stock at a price of $0.40 per share. The issuance and sale of the debenture was made in reliance upon the exemption from securities registration afforded by Regulation S.

[3] Owned 1,963,749 in the name of Lianhua Wang and 550,000 shares in the name of Shuchun Wang, husband and wife.

[4] Mr. Liu owns 550,000 shares of common stock from August 12, 2004; however, he also has voting power of 9,550,200 shares of common stock purchased by his relatives and friends in certain Regulation Private Placements from 2002 to 2007. A list of shareholders owning the 9,550,200 shares is filed as Exhibit 10.27 to our Form 10-K for year ended June 30, 2012.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above action.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our Stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, China Ginseng Holdings, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

CHINA GINSENG HOLDINGS, INC.

By:	/s/ Guoqin Yin
Guoqin Yin
President, CEO, and Director

Exhibit A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to nrs 78.385 and 78.39)

1.	Name of Corporation: CHINA GINSENG HOLDINGS, INC.
2.	The articles have been amended as follows: the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Article 3” so that, as amended, the Section shall be read as follows:

Article 3 SHARES. The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value per share $0.001. The second class of stock shall be Preferred Stock, par value per share $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	500,000,000
Preferred	$0.001	50,000,000
Totals:		550,000,000

3.	The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 65.50%

4.	Effective date and time of filing: (optional)

Date: January 4, 2016 Time: 9:00 am EST

5.	Signature

/s/ Guoqin Yin

By: Guoqin Yin